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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 -- Nos. 2-82414, 2-91410, 33-235312, and 33-00967) pertaining to the
Quest Medical, Inc. 1979 Amended and Restated Employees' Stock Option Plan; the Quest Medical, Inc. Directors' Stock Option Plan; the Quest Medical, Inc. 1987 Employees' Stock Option Plan; and the Quest Medical, Inc. 1995 Stock Option Plan, the Quest Medical, Inc. Sales and Marketing Employees Stock Option Plan, and the Heaton Stock Option Plan and the related Prospectuses of our report dated March 14, 1997, with respect to the consolidated financial statements of Quest Medical, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                  /s/ ERNST & YOUNG LLP

                                            ------------------------------------
                                                     Ernst & Young LLP

Dallas, Texas
March 26, 1997